UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

INFRASTRUCTURE DEVELOPMENTS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52936	27-1034540
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

299 S. Main Street, 13th floor, Salt Lake City, Utah  84111

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (801) 488-2006

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL AGREEMENT

On April 1, 2014, Infrastructure Developments Corporation (the “Company”) entered into an acquisition agreement (the "Agreement" attached hereto as Exhibit 10) with Sagar Joseph ("Joseph") to acquire all the rights of ownership of Orbis Real Estate LLC ("Orbis") from Joseph in exchange for one hundred and sixty million (160,000,000) shares of the Company's common stock, par value $0.001 per share.

The Agreement was approved by the board of directors of the Company on April 1, 2014.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 25, 2014, the Company closed the Agreement with Joseph and acquired Orbis as a wholly owned subsidiary.

Orbis is fully licensed by Dubai’s Real Estate Regulatory Authority, and operates out of a centrally located office in the TECOM complex adjacent to Dubai Media City and Dubai Internet City. Orbis currently has a staff of seven multilingual brokers.

The financial statements of Orbis and requisite pro forma financial information will be filed hereto as an amendment to this report on Form 8-K within the timeline permitted under Regulation S-X.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On June 25, 2014, the Company authorized the issuance of 160,000,000 restricted shares of common stock to Joseph in connection with the Agreement pursuant to the exemptions from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

No commission was paid in connection with the offering.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S.

The Company complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering common shares only to an offeree who was outside the United States at the time of the offering, and ensuring that the offeree to who the common shares were offered was a non-U.S. offeree with an address in a foreign country.

The Company complied with the requirements of Section 4(2) based on the following factors: (i) the issuance was an isolated private transaction by the Company which did not involve a public offering; (ii) the offeree committed to hold the securities for investment purposes; (iii) there were no subsequent or contemporaneous public offerings of the securities; (iv) the securities were not broken down into smaller denominations; and (v) the negotiations for the issuance of the securities took place directly between the offeree and the Company.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired

The financial statements of Orbis will be filed hereto as an amendment to this report on Form 8-K within the timeline permitted under Regulation S-X.

(b)

Pro forma financial information

The pro forma financial information required in connection with the acquisition of Orbis will be filed hereto as an amendment to this report on Form 8-K within the timeline permitted under Regulation S-X.

(d)

Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.

Page No.

Description

10

Attached

Acquisition Agreement dated April 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Date: July 3, 2014

Infrastructure Developments Corp.

Name: Eric Montandon

Title: Chief Executive Officer and Director

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